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                                                                 EXHIBIT (m)(33)


                      AMENDMENT TO AGENCY TRADING AGREEMENT

This AMENDMENT (the "Amendment") is entered into as of July 24, 2003 by National Financial Services LLC ("NFS") and ("Fund/Agent").

         Reference is made to the Agency Trading Agreement (the "Agreement") dated as of between NFS and Fund/Agent. Capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings as in the Agreement.

         WHEREAS, NFS and Fund/Agent entered into the Agreement in order to appoint NFS as limited agent to accept orders for the purchase, exchange and redemptions of Shares by certain employee benefit plans;

         WHEREAS, NFS and Fund/Agent desire to extend this appointment to purchases, exchanges and redemptions of Shares by certain registered open-end investment companies;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

         1. The second paragraph of the preamble of the Agreement shall be amended and restated in its entirety as follows:

         WHEREAS: Fund/Agent desires that NFS serve as limited agent to accept orders for the purchase, exchange and redemption of shares of the Funds ("Shares") by certain employee benefit plans ("Plans") and those open-end investment companies registered under the Investment Company Act of 1940, as amended, for which Strategic Advisers, Inc. acts as investment adviser (the "SAI Funds").

         2. Paragraphs 1 and 3 of the Agreement shall be amended by adding "and the SAI Funds" immediately after the word "Plans".

         3. Except as amended hereby, the terms, provisions, conditions. covenants and agreements set forth in the Agreement are hereby confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.


One Group Mutual Funds                      National Financial Services LLC
(Fund/Agent)
By:    /s/ Robert L. Young                  By:    /s/ Robert Adams
Name:  Robert L. Young                      Name:  Robert Adams
Title: Vice President                       Title: Senior Vice President
                                                   July 30, 2003


One Group Mutual Funds
(Fund/Agent)
By:    /s/ Mark A. Beeson
Name:  Mark A./ Beeson
Title: President